Exhibit 99.1

Contacts:
For TBC:	Tom Garvey 561.227.0955
Betsy Brod 212-750-5800
For SCOA:	Denise Lenci 516.241.6021
SUMITOMO CORPORATION OF AMERICA ANNOUNCES AGREEMENT TO
ACQUIRE TBC CORPORATION
New York, NY / West Palm Beach, FL—September 19, 2005; – Sumitomo Corporation of America (SCOA), together with its parent, Sumitomo Corporation, Japan (TSE: 8053), an integrated global trading company, and TBC Corporation (NASDAQ: TBCC), one of the leading marketers of automotive replacement tires in the U.S., today announced that SCOA has entered into a definitive agreement to acquire TBC for $35.00 per share in cash, for a total transaction value of approximately $1.1 billion including debt.
The transaction, which is subject to approval by the shareholders of TBC Corp., as well as regulatory approval under the Hart-Scott-Rodino Act, is expected to close by the end of the year. Upon completion of the transaction, TBC will become a subsidiary of SCOA and will continue to be led by the existing senior management team.
“We are pleased that the TBC board of directors has approved this transaction,” said SCOA President and CEO, Susumu Kato. “This is the single largest investment that SCOA has made and complements our portfolio of operating companies. We look forward to working with TBC’s existing management team to continue the successful implementation of their long-term business strategy.”
“We are pleased to join the SCOA family of companies,” said TBC Corporation President and CEO, Larry Day. “Our shareholders will receive a significant premium over current and historic trading levels, and the Board is recommending shareholder approval of this transaction. In addition, the continuity of management will provide excellent opportunities for employees, franchisees and supply partners who have enjoyed long-term relationships with the Company. As our Board considered all the strategic and financial alternatives, it became clear that this transaction was in the best interest of all TBC stakeholders.”
Lehman Brothers Inc. acted as financial advisor to TBC Corp. Gibson, Dunn & Crutcher LLP and Thompson Hine LLP acted jointly as legal advisors to TBC.
—more—

Tri-Artisan Partners LLC acted as financial advisor to SCOA. Dewey Ballantine LLP acted as legal advisor to SCOA.
About the Proposed Transaction: TBC Corporation intends to file a proxy statement and other relevant documents related to the proposed merger with the Securities and Exchange Commission (“SEC”). TBC STOCKHOLDERS ARE URGED TO READ TBC’S PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, www.sec.gov, and TBC stockholders and investors may obtain free copies of the documents filed with the SEC by TBC (when they are available) from its corporate website at www.tbccorp.com or by directing a request by mail or telephone to TBC Corporation, 7111 Fairway Drive, Suite 201, Palm Beach Gardens, Florida 33418, Attention: Investor Relations, Telephone: 561-227-0955.
TBC, its directors and executive officers and other persons may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from stockholders of TBC in connection with the proposed merger. Information regarding the interests of such “participants” will be set forth in TBC’s proxy statement regarding the proposed merger when it becomes available. Information regarding certain of these persons and their beneficial ownership of common stock of TBC as of December 31, 2004 is also set forth in the proxy statement for TBC’s 2005 Annual Meeting of Stockholders, which was filed with the SEC on May 2, 2005.
About Sumitomo Corporation of America: Established in 1952, and headquartered in New York City, SCOA operates offices in 10 American cities. SCOA is the largest wholly-owned subsidiary of Tokyo-based Sumitomo Corporation (TSE: 8053), one of the world’s leading traders of goods and services. As an integrated business enterprise, the firm has emerged as a major organizer of multinational projects, an expediter of ideas, an important international investor and financier, and a powerful force for distribution of products and global communications through a network of offices worldwide. Homepage: www.sumitomocorp.com
About TBC: TBC Corporation is one of the nation’s largest marketers of automotive replacement tires through a multi-channel strategy. The Company’s retail operations include company-operated retail centers under the “Tire Kingdom”, “Merchant’s Tire & Auto Centers” and “National Tire & Battery” brands and franchised retail tire stores under the “Big O Tires” brand. TBC markets on a wholesale basis to regional tire chains and distributors serving independent tire dealers throughout the United States and in Canada and Mexico. The Company’s proprietary brands of tires have a longstanding reputation for quality, safety and value.
—more—

TBC Corporation Safe Harbor Statement
This document contains “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995, regarding expectations for future financial performance, which involve uncertainty and risk. It is possible that the Company’s future financial performance may differ from expectations due to a variety of factors including, but not limited to: changes in economic and business conditions in the world; increased competitive activity; consolidation within and among competitors, suppliers and customers; unexpected changes in the replacement tire market; the Company’s inability to attract as many new franchisees or open as many distribution outlets as stated in its goals; changes in the Company’s ability to identify and acquire additional companies in the replacement tire industry and successfully integrate acquisitions and achieve anticipated synergies or savings; fluctuations in tire prices charged by manufacturers, including fluctuations due to changes in raw material and energy prices, changes in interest and foreign exchange rates; the cyclical nature of the automotive industry and the loss of a major customer or program. It is not possible to foresee or identify all such factors. Any forward-looking statements in this release are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Prospective investors are cautioned that any such statements are not a guarantee of future performance and actual results or developments may differ materially from those projected.
The Company makes no commitment to update any forward-looking statement included herein, or to disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement. Additional information on factors that could potentially affect the Company or its financial results may be found in the Company’s filings with the Securities and Exchange Commission.
###